EXHIBIT 23.2

CONSENT OF DELOITTE & TOUCHE LLP

      We consent to the use in this Amendment No. 1 to Registration Statement No. 333-36238 of KPMG Consulting, Inc. on Form S-1 of our report dated May 4, 2000 with respect to the financial statements of Softline Consulting & Integrators, Inc. appearing in the Prospectus, which is part of this Registration Statement.

      We also consent to the reference to us under the heading “Experts” in the Prospectus.

Deloitte & Touche LLP

San Jose, California

August 3, 2000